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                                                              EXHIBIT (4)E.(ii)

                           FORM OF SUBORDINATED NOTE

                               GLOBAL CERTIFICATE

                   [legend below to appear in boldface type]

          THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS NOTE IS UNSECURED AND IS INELIGIBLE TO SERVE AS COLLATERAL FOR ANY LOAN BY SUMMIT BANK, AND THE OBLIGATIONS OF SUMMIT BANK EVIDENCED BY THIS NOTE ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 5 HEREOF, SUBORDINATED AND JUNIOR TO SUMMIT BANK'S OBLIGATIONS TO DEPOSITORS AND TO OTHER GENERAL AND SECURED CREDITORS.

                                  SUMMIT BANK

                       6 3/4% Subordinated Note Due 2003

$__________                                                 July 7, 1993
REGISTERED                                                  Chatham, New Jersey
NO. _______
CUSIP:  866014AA1


          This Security is registered in the name of The Depository Trust Company (the "Depositary"), 55 Water Street, New York, New York, or its nominee, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Bank (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co, or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
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        For value received, SUMMIT BANK (together with any successor pursuant to the provisions hereof, the "Bank"), hereby promises to pay to Cede & Co., or registered assigns at Cede & Co.'s offices at 55 Water Street, New York, New York or at such other office as Cede & Co. may from time to time designate in writing to the Bank, the principal sum of $______ on the Interest Payment Date (as defined below) falling in June 2003 (the "Date of Maturity"), or on such earlier date as the principal hereof may become due in accordance with the provisions hereof, and to pay interest on said principal sum from time to time outstanding, from the date hereof until payment of said principal sum has been made or duly provided for, at the interest rate of 6 3/4% per annum, payable semi-annually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing on December 15, 1993. Payments of principal and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be made immediately available to the Holder (as defined on the reverse of this Security) hereof. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

        This Security is not subject to prepayment or redemption prior to maturity.

        If any Interest Payment Date would otherwise be a day which is not a business day (as defined below), the Interest Payment Date shall be postponed to the next day which is a business day. The term "business day" means any day that is not a Saturday or Sunday or a day on which commercial banks in the City of New York, New York or Newark, New Jersey are required or permitted by applicable law or regulation to be closed. Interest on the Security will accrue on holidays and on all days the Bank is not open for business.

        Reference is made to the further provisions of this Security beginning on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by the manual signature of one of its authorized signatories, this Security shall not be valid or obligatory for any purpose.


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                                       3


        IN WITNESS WHEREOF, the Bank has caused this Security to be duly executed and its corporate seal to be hereunto affixed and attested as of the date first mentioned above.

                                        SUMMIT BANK

                                        By: ______________________________
                                            Name:
                                            Title:

Attest:

_____________________________________
Name:
Title:

This Security is one of the Securities
referred to in the Fiscal and Paying
Agency Agreement referred to herein:

SUMMIT BANK,
  as Fiscal and Paying Agent

By: _________________________________
    Name:
    Title:

Dated:
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                               [Reverse of Note]


        THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS NOTE IS UNSECURED AND IS INELIGIBLE TO SERVE AS COLLATERAL FOR ANY LOAN BY SUMMIT BANK, AND THE OBLIGATIONS OF SUMMIT BANK EVIDENCED BY THIS NOTE ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 5 HEREOF, SUBORDINATED AND JUNIOR TO SUMMIT BANK'S OBLIGATIONS TO DEPOSITORS AND TO OTHER GENERAL AND SECURED CREDITORS.

        1.  GENERAL.

        This Security is one of the duly authorized issues of securities of the Bank, designated as its "6 3/4% Subordinated Notes due 2003" (each a "Security", and collectively, the "Securities"), limited in aggregate principal amount to $50,000,000. The Bank, for the benefit of the Holders (as defined below) from time to time of the Securities, has entered into a Fiscal and Paying Agency Agreement, dated as of June 30, 1993 (as the same may be amended, supplemented or otherwise modified from time to time, the "Fiscal and Paying Agency Agreement"), between the Bank, as issuer of the Securities and the Bank, acting through its Trust Department, as Fiscal and Paying Agent. Copies of the Fiscal and Paying Agency Agreement are on file and available for inspection at the offices of the Fiscal and Paying Agent located at 40 Beechwood Road, Summit,
New Jersey 07901 or at such other place or places as the Fiscal and Paying
Agent shall designate by notice to the person in whose name this Security is registered (the "Holder") on the Security Register (as defined in Section 3 of this Security). The Trust Department of the Bank, or any duly appointed successor Fiscal and Paying Agent acting in such capacity, is herein called the "Fiscal and Paying Agent".

        Payment of the principal and interest payable at maturity will be made in immediately available funds, upon presentation and surrender of this Security, at the office of the Fiscal and Paying Agent in 40 Beechwood Road, Summit, New Jersey 07901, or at such other place or places as the Fiscal and Paying Agent shall designate by notice to the Holder, provided that this Security is presented to the Fiscal and Paying Agent in time for the Fiscal and Paying Agent to make such payments in such funds in accordance with its normal procedures and subject to such terms and conditions as the Fiscal and Paying Agent may impose consistent with the Fiscal and Paying Agency Agreement. Payments of interest (other than interest payable at maturity) shall be made by check, mailed to the Holder at the address of the Holder specified in the Security Register on the Record Date (as defined
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                                       2


below) or to such other address in the United States as any Holder shall designate to the Fiscal and Paying Agent in writing not later than the relevant Record Date. Notwithstanding the foregoing, if the principal amount of this Security is at least $1,000,000, the Holder may elect to receive payments of interest (other than interest payable at maturity) by wire transfer in immediately available funds to a bank account in the United States designated by the Holder in a written notice received by the Fiscal and Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date. Interest payable on any Interest Payment Date shall be payable to the person in whose name this Security is registered at the close of business 15 calendar days prior to the applicable Interest Payment Date (such date being referred to herein as the "Regular Record Date" for such interest Payment Date), notwithstanding the subsequent cancellation of this Security prior to such Interest Payment Date, except that interest not so punctually paid or duly made available for payment, if any, will be paid to the persons in whose names the Securities are registered on a Special Record Date fixed by the Bank (a "Special Record Date"). The terms Regular Record Date and Special Record Date are referred to hereinafter collectively as the "Record Date". To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Security, on any amount of principal of or interest on this Security not paid when due.

        2.  OFFICE OF FISCAL AND PAYING AGENT.

        Until the date on which all of the Securities shall have been surrendered or delivered to the Fiscal and Paying Agent for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on all of the Securities shall have been made available for payment and either paid or returned to the Bank as provided herein and in the Fiscal and Paying Agency Agreement, the Fiscal and Paying Agent shall at all times maintain an office or agency in New York, New York or Summit, New Jersey, where Securities may be presented or surrendered for payment or for transfer or exchange.

        3.  TRANSFERS AND EXCHANGES.

        This Security is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Securities of other authorized denominations, by the Holder in person, or by his attorney duly authorized in writing, at the office of the Fiscal and Paying Agent maintained for such
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purpose.  The Fiscal and Paying Agent shall maintain a register providing for the registration of the Securities and any exchange or transfer thereof (the "Security Register"). Upon surrender or presentation of this Security for exchange or registration of transfer, the Bank shall execute and the Fiscal and Paying Agent shall authenticate and deliver in exchange therefor a Security or Securities, each in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 which has or have an aggregate denomination equal to the denomination of this Security and is or are registered in such name or names requested by the Holder. Any security presented or surrendered for registration of transfer or for exchange shall (if so required by the Fiscal and Paying Agent) be duly endorsed, or accompanied by a written instrument of transfer with such evidence of due authorization and guarantee of signature as may reasonably be required by the Fiscal and Paying Agent in form satisfactory to the Fiscal and Paying Agent, duly executed by the Holder or his or her attorney duly authorized in writing, and with such tax identification number or other information for each person in whose name a Security is to be issued as the Fiscal and Paying Agent may reasonably request to comply with applicable law. No exchange or registration of transfer of this Security shall be made on or after the fifteenth day immediately preceding the Date of Maturity.

        This Security is exchangeable for definitive notes in registered form to persons other than the Depositary or its nominee only if (i) the Depositary notifies the Bank in writing that it is no longer willing or able to continue as a depositary for the Securities or if the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Bank within 90 days after the effective date of the Depositary's ceasing to act as depositary for the Securities, (ii) the Bank, at its option, notifies the Fiscal and Paying Agent in writing that it elects to cause the issuance of Securities in definitive form, or (iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities. In the event of any such occurrence, upon the surrender by the Depositary or a successor depositary of the Securities the Bank will execute, and the Fiscal and Paying Agent will, upon the execution of the then standard form of the Fiscal and Paying Agent's agreement for certificated securities and upon receipt of instructions in writing from the Bank, authenticate and deliver Securities of like tenor and terms in definitive form
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to each person that the Depositary or a successor depositary identifies as the beneficial owner of the Securities in an aggregate principal amount equal to the principal amount of the Securities then outstanding in exchange for such Securities. Any such certificated Securities will be issued in fully registered form, without coupons, in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. Such certificated Securities may not subsequently be exchanged by a Holder for Securities in denominations of less than $100,000.

        No service charge (other than any cost of delivery) shall be imposed for any exchange or registration or transfer of this Security, but the Bank or the Fiscal and Paying Agent may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid).

        The Bank and the Fiscal and Paying Agent may treat the person in whose name this Security is registered in the Security Register as the absolute owner of this Security for the purpose of receiving payments of principal of and interest on this Security and for all other purposes whatsoever, and the Bank and Fiscal and Paying Agent shall not be affected by any notice to the contrary.

        4.  RETIREMENT.

        Notwithstanding any provisions to the contrary in this Security or in the Fiscal and Paying Agency Agreement, so long as the Bank is an insured state nonmember bank, retirement of this Security is subject to the provisions of
Section 18(i)(1) of the Federal Deposit Insurance Act, as amended, requiring that no such bank shall reduce the amount or retire any part of its common or preferred capital stock, or retire any part of its capital notes or debentures without the prior written consent of the FDIC. The FDIC had consented to the payment by the Bank of the entire principal amount of this Security in cash or its equivalent on June 15, 2003, its "Date of Maturity", as long as the Bank is not, at the time that such payment is due or is made, a "critically undercapitalized" depositary institution, as that term is defined in 12 U.S.C.
Section 1831o(b)(1)(E) and in the rules and regulation promulgated pursuant thereto. No other consent to retirement has been given and any retirement of all or any part of the principal amount of this Security other than through payment by the Bank in cash or its equivalent on June 15, 2003 (subject to the conditions of the foregoing

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consent), whether by voluntary or involuntary prepayments or by any other payments, upon acceleration of the maturity of this Security after any Event of Default, other default, or otherwise, by means of any exercise of banker's lien, offset, or similar legal or equitable rights, by application of any property or other assets of the Bank to the payment, realization upon, purchase, or other acquisition of this Security, or in any other way, is subject to the specific prior written consent of the FDIC. Without limiting the foregoing, each Holder of this Security which is a depository institution insured by the FDIC) expressly waives any right of banker's lien, offset, or similar legal or equitable right, which said holder may otherwise have under any applicable provisions of statutory or common law.

        By the issuance and delivery of this Note, the Bank represents and warrants that it has obtained the specific written consent of the FDIC to the payment, in cash or its equivalent, of the principal amount of the Securities on the Date of Maturity, subject only to the condition described above.

        5.  SUBORDINATION

        (a) Notwithstanding anything in this Security or in the Fiscal and Paying Agency Agreement to the contrary, the indebtedness of the Bank in respect of principal and interest evidenced by this Security shall be subordinated and junior in right of payment to the Bank's obligations to its depositors, its obligations under bankers' acceptances and letters of credit, and its obligations, including contingent obligations, to its other general and secured creditors, including its obligations to any Federal Reserve Bank and its obligations to and any rights acquired by the FDIC (including but not limited to obligations to the FDIC and rights acquired by the FDIC pursuant to the provisions of the 12 U.S.C. Section 1821 or Section 1823, or otherwise), whether or not such obligations are incurred or such rights are acquired in the normal operation of the Bank's banking business and whether or not such obligations and rights are outstanding on the date hereof or are incurred or acquired after the date hereof (except obligations which expressly rank on a parity with this Security and except obligations which expressly rank junior to this Security). In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, assignment to or for the benefit of creditors, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Bank.